EXHIBIT 10.3
TENNECO INC. 2006 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

Participant

Effective as of ______________ (the “Grant Date”), the Participant has been granted a Full Value Award under the Tenneco Inc. 2006 Long-Term Incentive Plan (the “Plan”) in the form of shares of restricted stock with respect to ______ shares of Common Stock (“Restricted Shares”). The Award shall be subject to the following terms and conditions (sometimes referred to as this “Award Agreement”) and the terms and conditions of the Plan as the same may be amended from time to time. Terms used in this Award Agreement are defined elsewhere in this Award Agreement; provided, however, that, capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Plan.
1.Vesting and Forfeiture of Restricted Shares. All Restricted Shares shall be unvested unless and until they become vested and nonforfeitable in accordance with this Paragraph 1.  Subject to the terms and conditions of this Award Agreement and the Plan, one-third (1/3) of the Restricted Shares awarded hereunder shall vest on each of the first, second and third anniversary of the Grant Date (each a “Vesting Date”), provided that the Participant is continuously employed by the Company or a Subsidiary through the applicable Vesting Date.  Notwithstanding the foregoing:

(a)
in the event that (i) either (1) the Participant satisfies the requirements for Retirement or Total Disability (each as defined below) or (2) a tax withholding obligation is incurred under local law with respect to any of the Restricted Shares, in either case, prior to the Vesting Date with respect to such Restricted Shares (the date on which the requirements of clause (i)(1) or (i)(2) are satisfied being referred to herein as the “Tax Vesting Date”) and (ii) the Participant elects to satisfy the tax withholding obligation arising on the Tax Vesting Date pursuant to subparagraph 3(c) of this Award Agreement, then, on the Tax Vesting Date, that number of Restricted Shares having a Fair Market Value (determined as of the Tax Vesting Date) equal to the amount of taxes required to be withheld pursuant to the provisions of subparagraph 3(c) with respect to all Restricted Shares for which the Vesting Date has not occurred prior to the Tax Vesting Date shall become vested and the Tax Vesting Date shall be treated as the “Vesting Date” with respect to such shares; and

(b)
if the Participant's Termination Date occurs by reason of Total Disability, Retirement or death, any unvested Restricted Shares that are outstanding on the Termination Date shall vest immediately on the Termination Date and the Termination Date shall be the “Vesting Date” for purposes of this Award Agreement.

All Restricted Shares which are not vested upon the Participant’s Termination Date shall immediately expire and shall be forfeited and the Participant shall have no further rights with respect to such Restricted Shares.  For purposes of this Award Agreement, the term “Total Disability means the Participant’s permanent and total disability as determined under the rules and guidelines established by the Company in order to qualify for long-term disability coverage under the Company’s long-term disability plan in effect at the time of such determination and the term “Retirement” means the Participant’s Termination Date which occurs after the Participant has (I) attained age 65 or (II) attained age 55 and completed 10 years of service with the Company and its Subsidiaries (and is not a result of termination by the Company or any of its Subsidiaries for cause). Any Restricted Shares for which the Tax Vesting Date is the Vesting Date (as determined in accordance with this Paragraph 1) shall be treated as attributable to successive tranches of Restricted Shares for which a Vesting Date has not occurred as of the Tax Vesting Date (and shall reduce the number of Restricted Shares in applicable tranches that will otherwise vest on future applicable Vesting Dates), beginning with the tranche of Restricted Shares with the first Vesting Date that occurs after the Tax Vesting Date. Upon the Vesting Date with respect to any Restricted Shares, shares of Common Stock in an amount equal to the number of Restricted Shares which become vested on that Vesting Date will be delivered to the Participant (or his or her beneficiary), subject to withholding for taxes.
2.    Restrictions Prior to Vesting. Prior to the Vesting Date with respect to the Restricted Shares and until all conditions imposed on the Restricted Shares are satisfied, such Restricted Shares are restricted in that (a) they will be held by the Company and may not be sold, transferred, pledged or otherwise encumbered, tendered or exchanged, or disposed of, by the Participant unless otherwise provided by the Plan and (b) they are subject to forfeiture by the Participant under certain circumstances as described herein and in the Plan. However, as long as the applicable Restricted Shares are outstanding and have not been forfeited (i) the Participant will be entitled to receive, subject to withholding for taxes, dividends payable on the Restricted Shares, which the Committee or the Company may require to be reinvested in additional shares of Common Stock subject to the same restrictions as the Restricted Shares on which such dividends are paid and (ii) the Participant may vote the Restricted Shares. The Participant agrees that the Restricted Shares (including any shares of Common Stock described in clause (ii)) shall be held by the Company prior to the Vesting Date with respect thereto.
3.    Withholding. All distributions under the Plan, including any distribution in respect of this Award, are subject to withholding of all applicable taxes, and the delivery of any shares or other benefits under the Plan or this Award is conditioned on satisfaction of the applicable tax withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied, at the Participant’s election, (a) through cash payment by the Participant, (b) through the surrender of shares of Common Stock which the Participant already owns, or (c) through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan; provided, however, that (i) the amount withheld in the form of shares of Common Stock under this Paragraph 3 may not exceed the minimum statutory withholding obligation (based on the minimum statutory withholding rates for Federal and state purposes, including, without limitation, payroll taxes) unless otherwise elected by the Participant, (ii) in no event shall the Participant be permitted to elect less than the minimum statutory withholding obligation, and (iii) in no event shall the Participant be permitted to elect to have an amount withheld in the form of shares of Common Stock pursuant to this Paragraph 3 that exceeds the maximum individual tax rate for the employee in applicable jurisdictions. If the Participant makes an election in accordance with Section 83(b) of the Code to be taxed on the Restricted Shares in the year in which the Grant Date occurs, he or she must so notify the Company in writing, file the election with the Internal Revenue Service within thirty (30) days after the Grant Date, and promptly pay the Company the amount it determines is needed to satisfy tax withholding requirements.
4.    Administration.  The authority to manage and control the operation and administration of this Award shall be vested in the Committee, and the Committee shall have all powers with respect to the Award and this Award Agreement as it has with respect to the Plan.  Any interpretation of the Award or this Award Agreement by the Committee and any decision made by it with respect to the Award or the Award Agreement is final and binding on all persons.
5.    Adjustment of Award.  The number of Restricted Shares awarded pursuant to this Award Agreement may be adjusted by the Committee in accordance with the terms of the Plan to reflect certain corporate transactions which affect the number, type or value of the Restricted Shares. The Participant agrees that the term Restricted Shares shall include any shares or other securities which the Participant may receive or be entitled to receive as a result of the ownership of the original Restricted Shares, whether they are issued as a result of a share split, share dividend, recapitalization, or other subdivision or consolidation of shares effected without receipt of consideration by the Company or the result of the merger or consolidation of the Company, or sale of assets of the Company.
6.    Notices.  Any notice required or permitted under this Award Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Committee or the Company at the Company’s principal offices, to the Participant at the Participant’s address as last known by the Company or, in any case, such other address as one party may designate in writing to the other.
7.    Governing Law.  The validity, construction and effect of this Award Agreement shall be determined in accordance with the laws of the State of Illinois and applicable federal law.
8.    Amendments.  The Board may, at any time, amend or terminate the Plan, and the Committee may amend this Award Agreement, provided that, except as provided in the Plan, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under this Award Agreement prior to the date such amendment or termination is adopted by the Board or the Committee, as the case may be.
9.    Award Not Contract of Employment.  The Award does not constitute a contract of employment or continued service, and the grant of the Award will not give the Participant the right to be retained in the employ or service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan or this Award Agreement, unless such right or claim has specifically accrued under the terms of the Plan and this Award Agreement.
10.    Severability.  If a provision of this Award Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms.  Further, if any provision is held to be overbroad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.
11.    Plan Governs.  The Award evidenced by this Award Agreement is granted pursuant to the Plan, and the shares of Restricted Stock and this Award Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Award Agreement by reference or are expressly cited.
12.    Counterparts. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

ACCEPTED:	TENNECO INC.

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Type or Print Legal Name	Senior Vice President Global Human Resources and Administration

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(Date)
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Signature

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Social Security Number or National ID

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Street Address

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City/State/Zip/Country

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